CHDT CORPORATION
                 (FORMERLY, "CHINA DIRECT TRADING CORPORATION")
                             ("COMPANY" OR "ISSUER")
                             STOCK PURCHASE WARRANT

     THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND FOR THE INVESTOR'S OWN PERSONAL ACCOUNT AND NOT WITH VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.

THE WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES ACT AND MAY NOT BE SOLD OR TRANSFERRED OR OTHERWISE DISPOSED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES ACT, QUALIFICATION FOR AN EXEMPTION FROM SAID ACTS. THIS INVESTMENT MAY BE SUBJECT TO ADDITIONAL STATE REQUIREMENTS AS SET FORTH BELOW.

THE  OFFERING  OF THIS  WARRANT  BY THE  COMPANY  IS MADE  IN  RELIANCE  UPON AN
EXEMPTION   FROM   REGISTRATION   AFFORDED   UNDER  FLORIDA   STATUTES   SECTION
517.061(11)(A).

PURCHASES BY A FLORIDA INVESTOR OF THE WARRANT ISSUED BY THE COMPANY ARE VOIDABLE AT THE OPTION OF THE PURCHASER WITHIN THREE (3) DAYS AFTER THE FIRST TENDER OF CONSIDERATION IS MADE BY THE PURCHASER OF THE WARRANT TO THE COMPANY OR ITS AGENT, OR WITHIN THREE (3) DAYS AFTER THE AVAILABILITY OF THE PRIVILEGE IS COMMUNICATED TO THE PURCHASER, WHICHEVER OCCURS LATER. IF PURCHASER OF THE WARRANT SHOULD DETERMINE TO WITHDRAW HIS OR HER OR ITS ACCEPTANCE OF THE OFFER TO INVEST IN THE WARRANT UNDER SUCH CIRCUMSTANCES, THE PURCHASER OF THE WARRANT MAY DO SO WITHOUT ANY LIABILITY WHATSOEVER.

                        RESTRICTED STOCK PURCHASE WARRANT
             TO PURCHASE SHARES OF CHINA DIRECT TRADING CORPORATION

                                 APRIL 30, 2007

         THIS CERTIFIES THAT _________located at _________ (the "Holder") is entitled, upon the terms and subject to the conditions hereinafter set forth, at any time on or after the date first written above and on or prior to April 30, 2012, but not thereafter, to subscribe for and purchase, from China Direct Trading Corporation, a Florida corporation (the "Company") that number of shares of the Company's Common Stock, $0.0001 par value per share (the "Shares") that equals the number of Shares purchased by the Holder under the April 2007 Private Placement by the Company of its Shares to the Holder, which number of Shares is:
________________Shares. The Shares covered by this Warrant may be purchased at a purchase price per share of $0.017 (the "Exercise Price"). "Shares" shall mean the Common Stock, $0.0001 par value per share, of the Company.

         1. Exercise of Warrant.

                  (a) The purchase rights represented by this Warrant are exercisable by the Holder, in whole or in part, at any time after 9:00 a.m., local Miami time, on April 30, 2007, the date of this Warrant, and before 4:30 p.m., local Miami time, on April 30, 2012, by the surrender of this Warrant and the Notice of Exercise annexed hereto duly executed at the office of the Company, in Cooper City, Florida (or such other office of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), and upon payment of the Exercise Price of the Shares thereby purchased (by cash or by check or bank draft payable to the order of the Company in an amount equal to the aggregate Exercise Price of the Shares thereby purchased); whereupon the Holder shall be entitled to receive a certificate for the number of Shares so purchased. The Company agrees that if at the time of the surrender of this Warrant and purchase of the Shares, the Holder shall be entitled to exercise this Warrant, the Shares so purchased shall be and be deemed to be issued to such holder as the record owner of such Shares as of the close of business on the date on which this Warrant shall have been exercised as aforesaid.

         (b) Certificates for Shares purchased hereunder shall be delivered to the Holder within FIFTEEN (15) business days after the date on which this Warrant shall have been exercised as aforesaid. For purposes of this Warrant, "business day" shall mean any weekday, Monday through Friday, that the banks located in Miami, Florida are open for business.

         (c) The Company covenants that all Shares which may be issued upon the exercise of rights represented by this Warrant will, upon exercise of the rights represented by this Warrant, be fully paid and non-assessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue). The Shares shall be "restricted securities" as defined in Rule 144 of the Securities Act of 1933, as amended, and may not be freely transferred, sold, or disposed of, or pledged, hypothecated or encumbered without registration of the Shares under the Securities Act of 1933, as amended, and similar state securities laws, or by obtaining an exemption under federal and state securities laws from such a registration.

         2. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a Share called for upon the exercise of this Warrant, an amount equal to such fraction multiplied by the then current price at which each Share may be purchased hereunder shall be paid in cash to the Holder.

         3. Charges, Taxes and Expenses. Issuance of certificates for Shares upon the exercise of this Warrant shall be made without charge to the holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder.

         4. No Rights as Shareholders. This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise of the Warrant and purchase of the underlying Shares.

         5. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor and dated as of such cancellation, in lieu of this Warrant.

         6. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday in Miami, Florida, then such action may be taken or such right may be exercised on the next succeeding business day not a legal holiday.

         7. Automatic Exercise and Dilution.

                  (a) Automatic Exercise on Merger, etc. If at any time the Company proposes (A) the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger, consolidation or stock issuance) that results in the transfer of fifty percent (50%) or more of the then outstanding voting power of the Company; or (B) a sale of all or substantially all of the assets of the Company, then the Company shall give the Holder ten (10) days notice of the proposed effective date of such a transaction. If, in the case of an acquisition of the Company by an entity that has its securities publicly traded on a national securities exchange, the Warrant has not been exercised by the effective date of the transaction, the Warrant shall be automatically exercised on any business day thereafter that is selected by the Holder and is within 90 days of such effective date of the transaction.

                  (b) Reclassification, etc. If the Company at any time shall, by subdivision, combination or reclassification of securities or otherwise, change any of the securities to which purchase rights under this Warrant exist into the same or a different number of securities of any class or classes, this Warrant shall thereafter be to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant immediately prior to such subdivision, combination, reclassification or other change. If the Shares are subdivided or combined into a greater or smaller number of Shares, the Exercise Price under this Warrant shall be proportionately reduced in case of subdivision of shares or proportionately increased in the case of combination of shares, in both cases by the ratio which the total number of Shares to be outstanding immediately after such event bears to the total number of Shares outstanding immediately prior to such event.

                  (c) Cash Distributions. No adjustment on account of cash dividends or interest on the Shares or other securities purchasable hereunder will be made to the Exercise Price under this Warrant.

         8. Miscellaneous.

                  (a) Issue Date. The provisions of this Warrant shall be construed and shall be given effect in all respect as if it had been issued and delivered by the Company on April 30, 2007. This Warrant shall be binding upon any successors or assigns of the Company. This Warrant shall constitute a contract under the laws of the State of Florida and for all purposes shall be construed in accordance with and governed by the laws of said state.

                  (b) Restrictions. The Holder acknowledges that the Shares acquired upon the exercise of this Warrant have restrictions upon its their resale, transfer, pledging or encumbrance imposed by state and federal securities laws.

         (c) Waivers and Amendments. This Warrant and any provisions hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

          (d) Assignment and Transferability. This Warrant may be assigned or transferred by the Holder only with the prior written approval of the Company; provided, however, that no such approval of the Company shall be necessary for an assignment or transfer by a Holder to a fund, partnership, limited liability company or other entity that is affiliated with such transferring Holder or to a successor in interest to the Holder; provided, however, that, the transferee agrees in writing to be subject to the terms hereof to the same extent as if he, she or it were an original Holder hereunder.

(e) Accredited Investor. The Holder hereby represents to the Company that it, he or she is an "Accredited Investor" (as defined in Rule 501(a) under Regulation D, as promulgated under the Securities Act of 1933, as amended. Further, the Holder represents to the Company that the Holder is acquiring this Stock Purchase Warrant and the Shares that are acquired upon the exercise of this Stock Purchase Warrant solely for the Holder's investment account and not with any intent to resell or distribute said securities to others.

         (f) Reasonable Time. The Holder has had reasonable time for the Holder and its professional advisors to ask questions about the business, financial and business development of the Company and to review any and all financial statements of the Company prior to the acceptance of this Warrant by the Holder.

(g) Questionnaire. The Holder has completed the investor questionnaire attached hereto as Exhibit One and hereby represents to the Company that all responses by the Holder are true and complete as of the date of said questionnaire. Holder further agrees and acknowledges that the Holder understands that the Company will rely on the completed questionnaire submitted by the Holder to ensure compliance with applicable federal and state securities laws and regulations in respect of the issuance of this Warrant to the Holder.

         (h) Additional Acts. The parties agree that they will take all actions and execute all instruments and documents reasonably necessary for the issuance of this Warrant and the issuance of any Shares to fully comply with applicable federal and state securities laws and regulations,

         IN WITNESS WHEREOF, CHINA DIRECT TRADING CORPORATION has caused this Stock Purchase Warrant to be executed by its officers thereunto duly authorized.

Dated:  April 30, 2007

CHINA DIRECT TRADING CORPORATION
350 Jim Moran Blvd., Suite 120
Deerfield Beach, Florida 33442
954 252 3440

By: _____________________________________________________
         Gerry McClinton, Chief Operating Officer.




NOTICE OF EXERCISE

TO:  CHINA DIRECT TRADING CORPORATION:

(1) The undersigned hereby elects to purchase _______________________ shares of Common Stock, $0.0001 par value per share, (the "Shares") of China Direct Trading Corporation, a Florida corporation, pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price in full, together with all applicable transfer taxes, if any.

         (2) Please issue a certificate or certificates representing the Shares in the name of the undersigned or in such other name as is specified below:

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(Print Name)

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         (3) The undersigned confirms that the Shares are being acquired for the account of the undersigned for investment only and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or selling the Shares.

Name: _________________________________________


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                        (Signature)

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                      (Print Full Legal Name)

       Social Security or EIN Number:____________________________________

                        CHINA DIRECT TRADING CORPORATION
                    CONFIDENTIAL ACCREDITATION CRITERIA FORM

April __, 2007

PURPOSE: The following document is a confidential preliminary questionnaire for prospective investors in a private issuance of securities, including warrants, or in a private placement under Regulation D of the Securities Act of 1933, as amended, of shares of common stock of China Direct Trading Corporation, a Florida corporation ("China Direct" or the "Company") with its common stock quoted on OTC Bulletin Board (Symbol: CHDT). It is reviewed by legal counsel to China Direct for the sole purpose of determining whether a prospective investor in China Direct securities is qualified to receive offering documents for such an investment. This form is not an offer to sell or a solicitation of an offer to purchase any securities. Such an offer will only be made by separate offering documents and only in those jurisdictions where China Direct is qualified to offer its securities. By completing and submitting this form, you are not obligated to subscribe for or purchase any securities. The information contained in this form will be held in strict confidence and will not be disclosed to third parties without your express, prior written consent.

SEND TO: Upon Completion, send the completed form by fax or e-mail or certified means of delivery to:

                             PAUL RICHTER, ATTORNEY
                         OUTSIDE COUNSEL TO CHINA DIRECT
                           3901 DOMINION TOWNES CIRCLE
                            RICHMOND, VIRGINIA 23223
                           E-MAIL: PROSAGE@COMCAST.NET

DO NOT SEND THIS FORM TO CHINA DIRECT.

PLEASE PRINT ALL RESPONSES. PLEASE INDICATE (BY CHECK) WHICH CRITERIA APPLY TO YOU and then sign this form and send it to Paul Richter, Attorney, at the above address by fax, e-mail with electronic signature, or certified means of delivery.

A. IDENTITY. If you are an INDIVIDUAL INVESTOR who is a natural person, please print your full legal name and the address of your primary residence and its telephone and fax numbers as well as any e-mail address:

1. Your Full Legal Name:

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2. If a natural  person,  and your  spouse's Full Legal Name if he/she will be a co-owner/co-buyer of any securities:

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3. Primary Residence/Principal Place of Business:

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Telephone #: ______________________________________

Cell #:__________________________________________________

e-mail:  ________________________________________________


B.       SUITABILITY.


* For an INDIVIDUAL INVESTOR (a natural person), please indicate (by a check) which criteria apply - if none apply to you, check "None" at the end of the list:

         [ ] (1) Individual income in excess of $200,000 in each of the two most recent years or joint income (with such investor's spouse) in excess of $300,000 in each of those years and a reasonable expectation of reaching the same income level in the current year.

         [ ] (2) Individual net worth, or joint net worth (with such investor's spouse) of $1,000,000 or more.

         [ ] (3) A director or executive officer of the Company or one of its subsidiaries.

         [    ]    NONE

         * For a LEGAL ENTITY (other than a natural person), please indicate (by a check) which criteria apply - if none apply, check "None" at end of list:

         [ ] (1) A bank, savings and loan association or similar institution, as defined in the Securities Act of 1933, whether acting in its individual or fiduciary capacity.

         [ ] (2) A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

         [ ] (3) An insurance company as defined in the Securities Act of 1933.

         [ ] (4) An investment company registered under the Investment Company Act of 1940.

         [ ] (5) A business development company as defined in the Investment Company Act of 1940.

         [ ] (6) A private business development company as defined in the Investment Advisors Act of 1940.

         [ ] (7) A Small Business Investment Company licensed by the U.S. Small Business Administration under the Small Business Investment Act of 1958.

         [ ] (8) An organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

         [ ] (9) A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000.

         [ ] (10) An employee benefit plan within the meaning of Title I of the Employment Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in such Act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000, or if a self-directed an, the investment decisions are made solely by persons that are accredited investors.

         [ ] (11) A trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities offered, whose purchase is directed by a "sophisticated" person. the person or persons making the investment decisions of the trust should complete Part I (unless B(1) or B(2) also apply).

         [ ] (12) An entity in which all of the equity owners are "accredited investors"

         [    ]   NONE


C. Prior Investment Experience.

(1) Have you invested in a private placement of small public companies' equity securities or "penny" stocks in the past five years?

     [    ]  YES           [___]  NO

If "YES", please describe in general the typical dollar amount and the years in which such investments were made.

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(2)  Do  you  use  professional  advisors  (e.g.  brokers,  financial  planners, accountants, lawyers) in making a decision about investments in stocks? [____] YES [____] NO


(3) If you invest in China Direct securities, is it your intent to hold that investment for your own account? [ ] YES [ ] NO

(4) If you currently have investments in the stocks of public companies, is the fair market value of those investments:

         [     ]    Less than $25,000

         [     ]    More than $25,000 but less than $100,000

         [     ]     Over $100,000 but  less than $500,000

         [     ]       Over $500,000

                                  CERTIFICATION

I, the undersigned, do hereby certify and represent to China Direct Trading Corporation and its legal counsel that the foregoing answers and responses are true and accurate. I understand that my answers and responses above will be used by and relied upon by legal counsel to said corporation to ascertain what legal compliance is necessary to make a lawful offering of investment securities.


----------------------------------------
Signature

Name:_________________________________


Date:    April __, 2007